                                                                     EXHIBIT 3.1

                             ARTICLES OF CORRECTION



         Pursuant to Article 1302-7.01 of the Texas Revised Civil Statutes, the undersigned corporation hereby submits the following Articles of Correction:

         1.      The name of the corporation is Index, Inc.

         2,      The instrument to be corrected is the Restated Articles of
Incorporation (the "Restated Articles") filed with the Secretary of State of the State of Texas on August 12, 1996.

         3.      Sections B(3)(d) (entitled "Voting"), B(3)(e) and B(3)(f) of
Article IV of the Restated Articles are erroneously numbered; such Sections should be numbered B(3)(e), B(3)(f) and B(3)(g), respectively. Additionally, Sections B(3)(d) (entitled "Voting") and B(3)(e) of Article IV of the Restated Articles contain erroneous references to Series A Preferred Stock; such references should be to Series B Preferred Stock.

         4.      Sections B(3)(d) (entitled "Voting"), B(3)(e) and B(3)(f) of
Article IV of the Restated Articles are hereby corrected to read as follows:

         "(e)    Voting.  Each share of Series B Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to the shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series B Preferred Stock shall not be entitled to vote as a class on any matter except as required by law."

         "(f)    Exclusion of Other Rights.  Unless otherwise required by law, the shares of Series B Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein."

         "(g)    Stated Value.  The stated value of the Series B Preferred
         Stock is $100 per share, all of which shall be allocated to the stated capital of the Corporation."

                                            INDEX, INC.



Date:  September 17, 1996                   By: /s/ DAVID R. LITTLE
                                                ------------------------
                                                David R. Little
                                                Chairman and
                                                Chief Executive Officer

                     RESTATED ARTICLES OF INCORPORATION
                                     OF
                                 INDEX, INC.


                                 ARTICLE ONE

         Index, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                 ARTICLE TWO

         The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

                 The total number of shares of stock of all classes which the Corporation shall have authority to issue has been increased from 102,000,000 shares to 110,000,000 shares. Further, the designated Common Stock, Preferred Stock and Convertible Preferred Stock have each been designated as a series.

                                ARTICLE THREE

         Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 2nd day of August, 1996.

                                ARTICLE FOUR

         The number of shares outstanding was 100, and the number of shares entitled to vote on the restated articles of incorporation as so amended was
100. All of the shareholders have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to Article 9.10 and any written notice required by Article 9.10 has been given.

                                ARTICLE FIVE

         The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

                                  ARTICLE I
                                    Name

         The name of the Corporation is Index, Inc. (the "Corporation").

                                   ARTICLE II
                                    Duration

         The period of its duration is perpetual.

                                  ARTICLE III
                                    Purpose

         The purpose or purposes for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act.

                                   ARTICLE IV
                                 Capital Stock

         The total number of shares of stock of all classes which the Corporation shall have the authority to issue is 110,000,000, of which 100,000,000 shares of the par value of $.01 each shall be designated common stock ("Common Stock") and 10,000,000 shares of the par value of $1.00 each shall be designated serial preferred stock ("Preferred Stock"). A statement of all of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock and the Preferred Stock is as follows:

         A.      Common Stock.

         1. Dividends. Subject to any rights of the Preferred Stock or any series thereof and the conditions set forth in paragraph B of this Article IV or in any resolution of the Board of Directors of the Corporation providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held on each matter presented to shareholders generally. Notwithstanding the foregoing, the Corporation may, without the approval or consent of any holder of the Common Stock, amend these Articles of Incorporation in any manner that would solely effect changes in the preferences, limitations and relative rights of one or more series of stock of the corporation which has been established pursuant to the authority granted the Board of Directors of the corporation pursuant to paragraph B of this
Section 2 if (x) such amendment is approved by the holders of a majority of the outstanding shares of the series of stock so affected and (y) the preferences, limitations and relative rights of such series after giving effect to such amendment and of any new series that may be established as a result of a reclassification of such series are, in each case, no greater than those preferences, limitations and rights permitted to be fixed and determined by the Board of Directors of the corporation with respect to the establishment of any new series of shares pursuant to the authority granted the Board of Directors of the corporation in these Articles of Incorporation.

         B.      Preferred Stock.

         1. Authorized Shares. The Preferred Stock may be divided into and issued in one or more series. Of the 10,000,000 authorized shares of Preferred Stock, (i) 1,000,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), (ii) 1,000,000 shares have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock") and (iii) 8,000,000 shares are available for future designation as provided herein.

         2.      Series A Preferred Stock

                 The holders of the Series A Preferred Stock shall have the following rights and preferences:

         (a) Dividends. The holders of Series A Preferred Stock shall not as a matter of right be entitled to be paid or receive or have declared or set apart for such Series A Preferred Stock, any dividends or distributions of the Corporation in respect thereof.

         (b) Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive $100.00 in cash and no more for each share of Series A Preferred Stock held by them, before any distribution of the assets of the Corporation shall be made to the holders of any other outstanding shares of the Corporation, unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series A Preferred Stock so as to be and continue to be available therefor. The holders of shares of Series A Preferred Stock shall be entitled to no further participation in any distribution of the assets of the Corporation. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series A Preferred Stock are insufficient to permit the payment to holders of Series A Preferred Stock of $100.00 per share then the assets of the Corporation shall be distributed to the holders of shares of Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled.

         (c) Redemption. No shares of Series A Preferred Stock shall be callable or redeemable by the Corporation. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation shall have the status of treasury shares of Preferred Stock until such time as such shares are cancelled pursuant to the provisions of the Act.

         (d) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series A Preferred Stock shall not be entitled to vote as a class on any matter except as required by law.

         (e) Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein.

         3.      Series B Preferred Stock

                 The holders of the Series B Preferred Stock shall have the following rights and preferences:

         (a) Dividends. The holders of the Series B Preferred Stock shall be entitled to receive dividends out of any funds legally available for that purpose at the annual rate of six percent (6%) per annum of the stated value and no more. These dividends are payable in cash monthly on the last day of each month. The first dividend, after the issuance of such shares, shall be payable on the last day of the month of issuance. Dividends will accrue from the date the shares of Series B Preferred Stock are issued and are considered to accrue from day to day, whether or not earned or declared. The dividends will be payable before any dividends are paid, declared, or set apart for any other capital stock of the Corporation. Dividends are cumulative so that if for any dividend period the dividends on the outstanding Series B Preferred Stock are not paid or declared and set apart, the deficiency shall be fully paid or declared and set apart for payment, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other capital stock of the Corporation. The holders of shares of Series B Preferred Stock shall not be entitled to receive any other dividends or distributions.

         (b) Liquidation, Dissolution and Winding Up. Subject to the rights of the holders of the Series A Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive $100.00 in cash for each share, before any distribution of the assets of the Corporation shall be made to the holders of any other class or series of shares of the Corporation unless funds necessary for such payment shall have been set aside in trust for the account of the holders of outstanding shares of Series B Preferred Stock so as to be and continue to be available therefor. If upon such liquidation, dissolution or winding up, the assets of the Corporation distributable as aforesaid among the holders of shares of Series B Preferred Stock are insufficient to permit the payment to the holders of outstanding shares of Series B Preferred Stock of $100.00 per share, then the assets of the Corporation shall be distributed to the holders of outstanding shares of Series B Preferred Stock ratably according to their respective shares until they shall have received the full amount to which they would otherwise be so entitled. The holders of the Series B Preferred Stock shall also be entitled to participate on a pro rata basis (based on the outstanding number of shares) in any distributions made to the holders of the Common Stock or other class or series of stock that is entitled to distributions upon satisfaction of all shares entitled to preferred distribution.

         (c)     Redemption.

                 (i) The Corporation, at the option of the Board of Directors, may at any time five (5) years from the date of initial issuance redeem the whole, or any part, of the outstanding shares of Series B Preferred Stock by paying $100.00 per share plus all dividends accrued, unpaid, and accumulated as provided in this Article through and including the redemption date and by giving to each record holder of Series B Preferred Stock, at his or her last known address as shown in the Corporation's records, at least twenty but not more than sixty days' notice. This redemption notice may be delivered either in person or in writing, by mail, postage prepaid and must state the shares to be redeemed, along with the date and plan of redemption, the redemption price, and the place where the shareholders may obtain payment of the redemption price on surrendering their share certificates. If only a part of the outstanding shares of Series B Preferred Stock shares are redeemed, redemption will be pro rata. No shares of Series B Preferred Stock may be redeemed unless all accrued dividends on all outstanding shares of Series B Preferred Stock shares have been paid for all past dividend periods and full dividends for the current period, except those to be redeemed, have been paid or declared and set apart for payment. On or after the date fixed for redemption, each holder of shares called for redemption must, unless the shareholder has previously exercised the option to convert the holder's shares of Series B Preferred Stock as provided herein, surrender to the Corporation the certificate for the shares at the place designated in the redemption notice and will then be entitled to receive payment of the redemption price. If fewer than all the shares represented by any surrendered certificate are redeemed, a new certificate for the unredeemed shares will be issued. If the redemption notice is duly given and sufficient funds are available to pay all monies herein required on the date fixed for redemption, then, whether or not the certificates representing the shares to be redeemed are surrendered, all rights with respect to the shares shall terminate on the date fixed for redemption, except for the holders' right to receive the redemption price, without interest, on surrendering their certificates.

                 (ii) Shares are considered redeemed, and dividends on them cease to accrue after the date fixed for redemption, if, on or before any date fixed for redemption of the shares of Series B Preferred Stock as provided herein, the Corporation deposits as a trust fund with any bank or trust company a sum sufficient to redeem, on the date fixed for redemption, with irrevocable instructions and authority to the bank or trust company (a) to publish the redemption notice (or to complete publication already begun), and (b) to pay, on and after the date fixed for redemption or before that date, the redemption price of the shares to their holders when they surrender their certificates. The deposit is considered to constitute full payment of the shares to their holders, and from the date of the deposit the shares will no longer be considered outstanding. Moreover, the holders of the shares will cease to be shareholders with respect to the shares and will have no rights with respect to the shares, except to receive from the bank or trust company payment of the redemption price of the shares (without interest) on surrendering of the certificates unless the shares are converted to Common Stock, as provided herein. Any money so deposited on account of the redemption price of Series B Preferred Stock share which are converted after the deposit is made must be repaid immediately to the Corporation on conversion of the Series B Preferred Stock.

                 (iii) Share of Series B Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares.

         (d)     Conversion.

                 (i) At any time prior to the redemption of any share of Series B Preferred Stock, the holder of such shares of Series B Preferred Stock shall have the right to convert such share into 112 shares of Common Stock.
The right to receive the converted shares requires delivery to the office of the Corporation or its transfer agent of the shareholder's written notice stating the number of shares the shareholder is electing to convert. Said notice shall be accompanied by the surrender of the Series B Preferred Stock certificate or certificates, duly endorsed to the Corporation. The date of conversion shall be the date of receipt by the Company or its transfer agent of the notice and the duly endorsed certificate(s).

                 (ii) Neither fractional shares nor scrip or other certificates representing the shares may be issued by the Corporation on conversion of shares of Series B Preferred Stock, but the Corporation must pay in lieu thereof the full value in cash to the holders who would be entitled to receive the fractional shares but for this provision.

                 (iii) The Corporation must at all time reserve out of its authorized but unissued shares of Common Stock the full number of shares deliverable on conversion of all shares hereunder from time to time outstanding. Said shares are reserved solely for the purpose of satisfying the conversion requirements.

                 (iv) The number of shares and securities or other property issuable upon the conversion of the Series Preferred Stock shall be subject to adjustment from time to time in the event of any reclassification of the Common Stock, the issuance of any stock dividend or stock split in respect of the Common Stock, share exchange involving the Common Stock or other similar transaction so that the holders of the Series B Preferred Stock shall be entitle to receive on conversion of the shares of Series B Preferred Stock that number of shares and other securities or property that a holder of a share of Common Stock received in such reclassification, stock dividend, stock split, share exchange or similar transaction. Such adjustments shall be determined by the Board of Directors of the Corporation, whose determination shall be final and conclusive. Such adjustments shall be made for successive transactions.

         (d) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one-tenth (1/10) of one vote on each matter presented to shareholders generally voting as a single class with the Common Stock and any other class or series of stock having similar voting rights. The holders of the Series A Preferred Stock shall not be entitled to vote as a class on any matter except as required by law.

         (e) Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any powers, preferences, or relative, participating, option or other special rights other than those specifically set forth herein.

         (f) Stated Value. The stated value of the Series B Preferred Stock is $100 per share, all of which shall be allocated to the stated capital of the Corporation.

         4.      Future Designations

         Subject to the provisions of paragraph A of this Article IV, the Board of Directors of the Corporation is hereby vested with authority from time to time to establish and designate such series of Preferred Stock from the authorized but unissued shares of Preferred Stock as it may deem desirable, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law, setting forth the designation of the series and fixing and determining the relative rights and preferences thereof or so much thereof as shall not be fixed and determined herein. The Board of Directors may increase or decrease the number of shares of a series by adopting a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, no decrease may reduce the number of shares within a series to less than the number of shares within such series that are then issued.

         C.      Provisions Applicable to All Stock.

         1. Voting Rights. The holders of a majority of the shares of the Corporation's stock of any class entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Subject to the provisions of paragraph A of this Article IV, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, except with respect to certain actions, which require the affirmative vote of the holders of a majority of the outstanding shares of the Corporation unless any class of stock of the Corporation is entitled to vote as a class thereon, in which event the action shall be approved upon the affirmative vote of the holders of a majority of the outstanding shares within each class entitled to vote as a class thereon as well as a majority of the outstanding shares. No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

         2. Preemptive Rights. No holder of securities of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued, or securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                   ARTICLE V
                 Majority Vote for Approval of Certain Actions

         If, with respect to any matter for which the affirmative vote or concurrence of the shareholders of the Corporation is required, any provision of the Texas Business Corporation Act, as the same may be amended from time to time, would, but for this Article V, require the affirmative vote or concurrence of the holders of shares having more than a majority of the votes entitled to vote on such matter, or of any class or series thereof, the affirmative vote or concurrence of the holders of shares having only a majority of the votes entitled to vote on such matter, or of any class or series thereof, shall be required with respect to any such matter.

                                   ARTICLE VI
                                Written Consents

         Except for the election of directors of the Corporation, who when elected by shareholders shall be elected at either an annual or special meeting of shareholders called for such purpose, any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE VII
                            Commencement of Business

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars consisting of money, labor done, or property actually received.

                                  ARTICLE VIII
                          Registered Office and Agent

         The street address of its initial registered office is 5555 San Felipe, 17th Floor, Houston, Texas 77056 and the name of its initial registered agent at such address is Gary A. Messersmith.

                                   ARTICLE IX
                                   Directors

         (A) Number of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors of the Corporation. The number of Directors constituting the initial Board of Directors is one (1). The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the Act.

         (B) Name and Address of Director. The name of the person who is to serve as Director until the first annual meeting of the shareholders, or until his successor is elected and qualified is DAVID R. LITTLE and his address is 580 Westlake Park Blvd., Suite 1100, Houston, Texas 77079

         (C) Directors Liability. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this
Article IX shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the Corporation or its shareholders;

(ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                   ARTICLE X
                      Limitation of Liability of Directors

         A. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         B. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this
Article VIII.

         C. Any repeal of or amendment to this Article VIII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

                                   ARTICLE XI
                   Indemnification of Officers and Directors

         (A) Indemnification of Directors. To the fullest extent permitted by Section B and Section E of Article 2.02-1 of the Act, the Corporation shall indemnify each person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Corporation, and this provision for indemnification shall be deemed to constitute authorization of such indemnification in the manner required by Section G of said Article 2.02-1 of the Act.

         (B) Expenses of a Defendant. To the fullest extent permitted by Section K of Article 2.02-1 of the Act, reasonable expenses incurred by a director of the Corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of such proceeding, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation and the Corporation receives a written undertaking by or behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is otherwise prohibited by said Article 2.02-1 of the Act. This provision for payment or reimbursement shall be deemed to constitute authorization of such payment or reimbursement as provided by said Section K of Article 2.02-1 of the Act.

         (C) Officers. Pursuant to Section O of Article 2.02-1 of the Act, the Corporation shall indemnify and advance expenses to an officer of the Corporation to the same extent that the Corporation shall indemnify and pay or reimburse expenses to directors of the Corporation as set forth in subsections
(A) and (B) hereinabove.

         (D) Expenses of a Witness. To the fullest extent permitted by Section N of Article 2.02-1 of the Act, the Corporation shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation, only in his capacity as a director or officer of the Corporation, in a proceeding at a time when he is not a named defendant or respondent in the proceeding as set out therein.

         (E) Other. In addition to the foregoing, the Corporation hereby adopts all other terms, provisions and authorizations of Article 2.02-1 of the Act, not in conflict with subsections (A), (B), (C) and (d) hereinabove, including but not limited to Sections H, I, J and O of said Article 2.02-1 of the Act. It is the intention of the Corporation to provide the maximum indemnification allowed by law to its directors and officers and to make mandatory in all instances any permissive provisions of Article 2.02-1 of the Act for the benefit of the Corporation's directors and officers.

         (F) Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

         (G) Amendment of this Article. No amendment or repeal of this Article shall apply to or have any affect on the indemnification or reimbursement of any director or officer of the Corporation for or with respect to any such indemnification or reimbursement on the part of such director or officer for events covered by such indemnification or reimbursement occurring prior to such amendment or repeal.

         (H) Amendment of the Act. In the event any provision of the Act set out in this Article is amended, altered or repealed in any way, then any such amendment, alteration or repeal shall be incorporated herein without the necessity of any further action by the corporation upon the effective date of such action.

                                  ARTICLE XII
                              Amendment of Bylaws

         The shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such power shall be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

                                  ARTICLE XIII
                  Power to Call Special Shareholders' Meetings

         Special meetings of the shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than thirty (30%) percent of all the shares entitled to vote at the proposed special meeting of the shareholders.

                                  ARTICLE XIV
                                   Amendments

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or these Articles of Incorporation, and all rights conferred on shareholders herein are granted subject to this reservation.

         Executed this the 12th day of August, 1996.

                                          INDEX, INC.



                                          By: /s/ DAVID R. LITTLE
                                             ----------------------------------
                                          Name: David R. Little
                                               --------------------------------
                                          Title: Chairman & CEO
                                                -------------------------------